Exhibit 10.1

TENTH AMENDMENT

TO

CREDIT AGREEMENT

DATED AS OF JUNE 28, 2017

AMONG

CARRIZO OIL & GAS, INC.,

AS BORROWER,

THE GUARANTORS PARTY HERETO,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

AND ROYAL BANK OF CANADA,

AS CO-SYNDICATION AGENTS,

COMPASS BANK AND SG AMERICAS SECURITIES, LLC,

AS CO-DOCUMENTATION AGENTS

AND

THE LENDERS PARTY HERETO

WELLS FARGO SECURITIES, LLC, CITIGROUP GLOBAL MARKETS INC.

AND CAPITAL ONE, NATIONAL ASSOCIATION,

AS JOINT LEAD ARRANGERS AND BOOKRUNNERS

TENTH AMENDMENT TO CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this “Tenth Amendment”) dated as of June 28, 2017, among CARRIZO OIL & GAS, INC., a Texas corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”); the Lenders listed on the signature pages hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent, the Lenders and the other Agents party thereto are parties to that certain Credit Agreement dated as of January 27, 2011 (as amended by that certain First Amendment dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment dated as of September 4, 2012, that certain Third Amendment dated as of September 27, 2012, that certain Fourth Amendment dated as of October 9, 2013, that certain Fifth Amendment dated as of October 7, 2014, that certain Sixth Amendment dated as of May 5, 2015, that certain Seventh Amendment dated as of October 30, 2015, that certain Eighth Amendment dated as of May 3, 2016, that certain Ninth Amendment dated as of May 4, 2017, and as otherwise amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower.

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders are willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Tenth Amendment, and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Tenth Amendment. Unless otherwise indicated, all section and article references in this Tenth Amendment refer to sections and articles of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02: Section 1.02 is hereby amended by adding, amending or restating, as the case may be, the following defined terms as follows:

“Additional Consideration” has the meaning assigned to such term in the EXL Purchase Agreement; provided that such amount shall not exceed $80,000,000 in the aggregate.

“Agreement” means this Credit Agreement, as amended by that certain First Amendment to Credit Agreement dated as of March 26, 2012, that certain Resignation, Consent and Appointment Agreement dated as of April 20, 2012, that certain Second Amendment to Credit Agreement dated as of September 4, 2012, that certain Third Amendment to Credit Agreement dated as of September 27, 2012, that certain Fourth Amendment to Credit Agreement dated as of October 9, 2013, that certain Fifth Amendment to Credit Agreement dated as of October 7, 2014, that certain Sixth Amendment to Credit Agreement dated as of May 5, 2015, that certain Seventh Amendment to Credit Agreement dated as of October 30, 2015, that certain Eighth Amendment dated as of May 3, 2016, that certain Ninth Amendment dated as of May 4, 2017, that certain Tenth Amendment to the Credit Agreement dated as of June 28, 2017, and as the same may from time to time be further amended, modified, supplemented or restated.

“Consolidated Net Income” means, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person (including any Unrestricted Subsidiary) in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be (it being understood that any cash distributions received by the Borrower or any of the Restricted Subsidiaries in respect of its profit interests in Avista JV Partner shall be included in the calculation of Consolidated Net Income for any period of determination to the extent such cash distributions were so received during such period); (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by such Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and provided further that if, during such period (or, with respect to any pro forma calculation pursuant to this Agreement, after the end of such period but prior to or substantially simultaneously with the date on which such pro forma calculation is made), (i) the Borrower or any Consolidated Subsidiary shall acquire or dispose of any proved producing Oil and Gas Properties in a transaction involving aggregate consideration in an amount in excess of 2% of the Borrower’s proved oil and natural gas properties asset balance as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or 8.01(b), as the case may be, or (ii) a Subsidiary which, together with its Subsidiaries, owns proved producing Oil and Gas Properties which represent more than 2% of the Borrower’s proved oil and natural gas properties asset balance as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or 8.01(b), as the case may be, shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period. For the avoidance of doubt, the aggregate of the net income (or loss) attributable to any Unrestricted Subsidiaries shall be excluded in calculating Consolidated Net Income except as otherwise provided in clause (a) of the preceding sentence.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than (i) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business and (ii) accounts payable incurred in the ordinary course of business which are either (x) not more than 90 days past due or (y) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) a Lien on any Property of such Person, whether or not such Debt has been assumed by such Person, provided that the amount of Debt for purposes of clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments (but only to the extent of such advance payments and only to the extent such commodities, goods or services have not been delivered), other than gas balancing arrangements in the ordinary course of business; (i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (j) Disqualified Capital Stock of such Person; and (k) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. Notwithstanding anything to the contrary herein or in the other Loan Documents, “Debt” shall not include (i) obligations to pay for drilling expenses, capital expenditure costs, overhead charges and other drilling carry costs, up to an aggregate amount not to exceed $40,000,000, or any guarantee thereof or (ii) any obligation to pay Additional Consideration until the amount, if any, of Additional Consideration is determined at the end of each of 2018, 2019 and 2020, at which time such amount of Additional Consideration shall be counted as Debt until paid. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other monetary obligations outstanding under this Agreement and all of the Commitments are terminated; provided that only the portion of Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Capital Stock; provided, further, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of any Equity Interest that is not Disqualified Capital Stock shall not be deemed to be Disqualified Capital Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Capital Stock solely because the holders of the Equity Interest have the right to require the Borrower to repurchase or redeem such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if (x) the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 9.04 or (y) the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions prior to the date on which there are no Loans, LC Exposure or other monetary obligations outstanding under this Agreement and all of the Commitments are terminated. The amount (or principal amount) of Disqualified Capital Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock, exclusive of accrued dividends. For the avoidance of doubt, the Preferred Shares shall not be deemed to be Disqualified Capital Stock for purposes of this Agreement.

“EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) the following expenses or charges to the extent deducted in calculating Consolidated Net Income for such period (without duplication): interest expense, income taxes, depreciation, depletion, amortization, exploration expenses, all non-cash charges arising from the write-off of intangible assets and all other noncash charges or expenses, minus (c) all noncash income included in the calculation of Consolidated Net Income for such period; provided that for purposes of determining EBITDA for (i) the four consecutive fiscal quarter period ending September 30, 2017, EBITDA for such period shall be deemed to be equal to EBITDA for the fiscal quarter ending September 30, 2017 multiplied by four, (ii) the four consecutive fiscal quarter period ending December 31, 2017, EBITDA for such period shall be deemed to be equal to EBITDA for the fiscal quarters ending September 30, 2017 and December 31, 2017 multiplied by two, and (iii) the four consecutive fiscal quarter period ending March 31, 2018, EBITDA for such period shall be deemed to be equal to EBITDA for the fiscal quarters ending September 30, 2017, December 31, 2017 and March 31, 2018 multiplied by 4/3.

“Equity Proceeds Account” means a segregated deposit account or securities account, which deposit account or securities accounts contains only proceeds from any sale of Equity Interests by the Borrower.

“EXL Acquisition” means the acquisition by the Borrower and/or its Restricted Subsidiaries of certain Oil and Gas Properties of EXL Petroleum Management, LLC pursuant to the EXL Purchase Agreement.

“EXL Acquisition Financing Equity Interests” means Equity Interests issued to fund the EXL Acquisition.

“EXL Purchase Agreement” means that certain Purchase and Sale Agreement to be dated on or about the Tenth Amendment Effective Date between EXL Petroleum Management, LLC, as seller, and Carrizo (Permian) LLC, as buyer.

“Preferred Shares” mean the Series A Preferred Stock, par value $0.01, issued pursuant to that certain Statement of Resolutions of 8.875% Redeemable Preferred Stock of Carrizo Oil & Gas, Inc. dated June 28, 2017.

“Tenth Amendment Effective Date” means June 28, 2017.

2.2 Amendment to Section 9.02. Section 9.02 is hereby amended by adding the following Section 9.02(k):

“(k) any Additional Consideration.

2.3 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended by adding the following Sections to the end thereof:

“(ix) provided that no Default, Event of Default or Borrowing Base Deficiency exists at the time of declaration thereof or would result from the payment thereof, the Borrower may declare and pay dividends with respect to the Preferred Shares (I) in an amount not to exceed the lesser of (A) 0.50 multiplied by the amount of net cash proceeds received by the Borrower from the sale of its Equity Interests (other than Disqualified Capital Stock, EXL Acquisition Financing Equity Interests or Equity Interests issued to fund amounts on deposit in the Equity Proceeds Account and excluding net cash proceeds used to make a Restricted Payment pursuant to clause (x) below) on or after the Tenth Amendment Effective Date or (B) $50,000,000 and (II) in an unlimited amount provided that, with respect to this clause II, after giving pro forma effect to the payment of any such dividend, the ratio of Total Debt as of such date to EBITDA (as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or 8.01(b)) of the Borrower would not be greater than 3.25 to 1.00 and the Borrower would have Availability greater than or equal to 15% of the Borrowing Base,

(x) provided that no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may (I) redeem, repurchase, retire, defease or otherwise acquire any of its Equity Interests in exchange for additional shares of its Equity Interests (other than Disqualified Capital Stock) or (II) make any Restricted Payment with the proceeds from a substantially concurrent sale of Equity Interests (other than Disqualified Capital Stock, EXL Acquisition Financing Equity Interests or Equity Interests issued to fund amounts on deposit in the Equity Proceeds Account), with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition of Equity Interests or Restricted Payment occurs not more than 150 days after such sale,

(xi) provided that no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom, the Borrower may redeem its Preferred Shares in an amount equal to the net cash proceeds of any Sale of Property which is not prohibited by Section 9.11; provided that, (i) with respect to any Sale of Property pursuant to clause (d) of Section 9.11, the Borrower shall have first made any prepayment and/or deposit of cash collateral required by Section 3.04(c)(iii), and (ii) after giving pro forma effect to any such Sale of Property and redemption of Preferred Shares, the ratio of Total Debt as of such date to EBITDA (as of the end of the most recently ended fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 8.01(a) or 8.01(b)) of the Borrower would not be greater than 2.75 to 1.00 and the Borrower would have Availability greater than or equal to 15% of the Borrowing Base, and

(xii) Restricted Payments made using net cash proceeds received by the Borrower from the sale of its Equity Interests (other than Disqualified Capital Stock or EXL Acquisition Financing Equity Interests) on or after the Tenth Amendment Effective Date which are deposited and held in the Equity Proceeds Account within five (5) Business Days of the receipt of such proceeds by the Borrower.”

2.4 Amendment to Section 9.04(b). Section 9.04(b) is hereby amended by (a) deleting the text reading “and” at the end of clause (D) thereof and replacing it with text reading “,”, (b) inserting text reading “, and” directly at the end of clause (E) thereof and (c) inserting a new clause (F) directly at the end of such section reading in its entirety as follows:

“(F) any special mandatory redemption as a result of the Borrower’s failure to make the EXL Acquisition required by the terms of any Senior Notes intended by the Borrower in whole or in part to be used to fund the EXL Acquisition;”

2.5 Amendment to Article IX. Article IX is hereby amended by adding the following Section 9.18:

“Section 9.18 Equity Proceeds Account. If at any time the Borrower issues Equity Interests a Borrowing Base Deficiency, Default or Event of Default exists, the Borrower will not deposits the proceeds of such issuance into an Equity Proceeds Account.”

Section 3. Conditions Precedent. This Tenth Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02) (such date, the “Tenth Amendment Effective Date”):

3.1 The Administrative Agent shall have received, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

3.2 The Administrative Agent shall have received from Lenders constituting the Majority Lenders, the Borrower and the Guarantors, counterparts (in such number as may be requested by the Administrative Agent) of this Tenth Amendment signed on behalf of such Person.

3.3 No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Tenth Amendment.

3.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its counsel may reasonably require in connection with the transactions contemplated hereby.

The Administrative Agent is hereby authorized and directed to declare this Tenth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Tenth Amendment, shall remain in full force and effect following the effectiveness of this Tenth Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Each Credit Party hereby (a) acknowledges the terms of this Tenth Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby, and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Obligations in accordance with the terms thereof, after giving effect to this Tenth Amendment; and (c) represents and warrants to the Lenders that on and as of the date hereof, and immediately after giving effect to the terms of this Tenth Amendment (i) all of the representations and warranties of the Borrower and the Guarantors contained in the Loan Documents are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) no Default or Event of Default has occurred and is continuing.

4.3 Loan Document. This Tenth Amendment is a Loan Document.

4.4 Counterparts. This Tenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Tenth Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS TENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS TENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

4.7 Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Tenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.8 Severability. Any provision of this Tenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9 Successors and Assigns. This Tenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed as of the date first written above.

BORROWER:	CARRIZO OIL & GAS, INC.

	By:	/s/ David L. Pitts
David L. Pitts
Vice President and Chief Financial Officer

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

GUARANTORS:
BANDELIER PIPELINE HOLDING, LLC,
CARRIZO (EAGLE FORD) LLC,
CARRIZO (MARCELLUS) LLC,
CARRIZO (MARCELLUS) WV LLC,
CARRIZO MARCELLUS HOLDING INC.,
CARRIZO (NIOBRARA) LLC,
CARRIZO (PERMIAN) LLC,
CARRIZO (UTICA) LLC,
CLLR, INC.,
HONDO PIPELINE, INC.,
And
MESCALERO PIPELINE, LLC,

	By:	/s/ David L. Pitts
David L. Pitts
Vice President

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

LENDERS:	WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

	By:	/s/ Greg Smothers
	Name:	Greg Smothers
	Title:	Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

CAPITAL ONE, N.A., as a Lender

By:	/s/ Robert James
Name:	Robert James
Title:	Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

SOCIETE GENERALE, as a Lender

By:	/s/ Elena Robenic
Name:	Elena Robenic
Title:	Managing Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Managing Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica McGuire
Name:	Jessica McGuire
Title:	Vice President

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ushma Dedhiya
Name:	Ushma Dedhiya
Title:	Authorized Signatory

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page to Tenth Amendment to Credit Agreement

Carrizo Oil & Gas, Inc.